Exhibit 21.1
 MARRIOTT VACATIONS WORLDWIDE CORPORATION
SUBSIDIARIES
(as of February 23, 2018)

Subsidiaries Organized in the United States	Jurisdiction of Organization

Dockside Market Partnership *	Florida

e-CRM Central, LLC	Delaware

Eagle Tree Construction, LLC	Florida

Hard Carbon, LLC	Nevada

Heavenly Resort Properties, LLC	Nevada

K D Kapule LLC	Hawaii

Kauai Lagoons Holdings LLC	Delaware

Kauai Lagoons LLC	Hawaii

Kauai Lagoons Vessels LLC	Hawaii

Kyuka Owner Trust 2014-A	Delaware

Marriott Kauai Ownership Resorts, Inc.	Delaware
Entity also does business under the name:
• Marriott Vacation Club International

Marriott Overseas Owners Services Corporation	Delaware

Marriott Ownership Resorts Procurement, LLC	Delaware

Marriott Ownership Resorts, Inc.	Delaware
Entity also does business under the names:
• Deck 12
• Declan
• Grande Pines Golf Club
• Grand Residence by Marriott
• Grand Residences by Marriott
• Horizons by Marriott Vacation Club
• International Golf Club
• Marriott Golf Academy
• Marriott Vacation Club
• Marriott Vacation Club International
• Marriott Vacation Club International Corp.
• Marriott Vacation Club International, Corp.
• Marriott's Custom House
• Marriott’s Mountainside Resort
• Marriott’s Summit Watch
• Marriott’s Waiohai Beach Resort
• The Declan Suites
• The Declan Suites San Diego
• The Marketplace
• The Pool Patio and Grill

Subsidiaries Organized in the United States	Jurisdiction of Organization
Marriott Resorts Hospitality Corporation	South Carolina
Entity also does business under the names:
• Horizons by Marriott Vacation Club
• Marriott Vacation Club International
• Marriott Vacation Club International Inc.
• Marriott Vacation Club, New York City
• Marriott Vacation Club, South Beach
• Marriott Vacation Club Pulse, New York City
• Marriott’s Custom House
• Marriott’s Legends Edge at Bay Point
• Marriott’s Oceana Palms
• Marriott’s Villas at Doral
• Marriott’s Willow Ridge Lodge
• Reflections
• Strand Bistro
• The Market Place
• Tidewater’s Sweets and Sundries
• Top of the Strand

Marriott Resorts Sales Company, Inc.	Delaware
Entity also does business under the names:
• Marriott Resorts Realty, Inc.
• Marriott Vacation Club International Ltd.

Marriott Resorts Title Company, Inc.	Florida
Entity also does business under the names:
• Marriott Resorts Title, Inc.

Marriott Resorts, Travel Company, Inc.	Delaware
Entity also does business under the names:
• Marriott Vacation Club International
• Marriott Vacation Club International Two
• MVC Exchange Company

Marriott Vacation Club Owner Trust 2009-2	Delaware

Marriott Vacation Club Owner Trust 2010-1	Delaware

Marriott Vacation Club Owner Trust 2012-1	Delaware

Marriott Vacation Properties of Florida, Inc.	Delaware

Marriott Vacations Worldwide Owner Trust 2011-1	Delaware

Marriott’s Desert Springs Development Corporation	Delaware

MH Kapalua Venture, LLC	Delaware

MORI Golf (Kauai), LLC	Delaware

MORI Member (Kauai), LLC	Delaware

MORI Residences, Inc.	Delaware

MORI SPC Series Corp.	Delaware

MORI Waikoloa Holding Company, LLC	Delaware

MTSC, INC.	Delaware

MVCO Series LLC	Delaware

MVW International Finance Company LLC	Delaware

Subsidiaries Organized in the United States	Jurisdiction of Organization

MVW of Hawaii, Inc.	Delaware
Entity also does business under the names:
• Marketplace Express
• Marriott’s Ko Olina Beach Club
• Marriott’s Maui Ocean Club
• Marriott’s Waiohai Beach Club
• The Marketplace at Ko Olina

MVW of Nevada, Inc.	Nevada
Entity also does business under the names:
• Marriott’s Grand Chateau

MVW Owner Trust 2013-1	Delaware

MVW Owner Trust 2014-1	Delaware

MVW Owner Trust 2015-1	Delaware

MVW Owner Trust 2016-1	Delaware

MVW Owner Trust 2017-1	Delaware

MVW SSC, Inc.	Delaware

MVW US Holdings, Inc.	Delaware

MVW US Services, LLC	Delaware

R.C. Chronicle Building, L.P.	Delaware

RBF, LLC	Delaware
Entity also does business under the names:
• RBF-Jupiter, LLC
• The Ritz-Carlton Golf Club & Spa, Jupiter

RCC (GP) Holdings LLC	Delaware

RCC (LP) Holdings L.P.	Delaware

RCDC 942, L.L.C.	Delaware
Entity also does business under the names:
• RCDC 942 Market Street, LLC

RCDC Chronicle LLC	Delaware

The Cobalt Travel Company, LLC	Delaware

The Lion & Crown Travel Co., LLC	Delaware

The Ritz-Carlton Development Company, Inc.	Delaware
Entity also does business under the names:
• The Ritz-Carlton Destination Club

The Ritz-Carlton Management Company, L.L.C.	Delaware

The Ritz-Carlton Sales Company, Inc.	Delaware

The Ritz-Carlton Title Company, Inc.	Delaware

Subsidiaries Organized Outside the United States	Jurisdiction of Organization

AP (Macau) Pte Limited	Macau

AP Nusa Dua Bali Hong Kong Holding Limited	Hong Kong

Subsidiaries Organized Outside the United States	Jurisdiction of Organization

Aruba Finance Holdings B.V.	Netherlands

Asia Pacific Bali Hong Kong Holding Limited	Hong Kong

Asia Pacific HK Holding Limited	Hong Kong

Bali Hong Kong Holding Limited	Hong Kong

Chaihat Holding Limited	Thailand

Club Holidays Australia Limited	Australia

Club Resorts No. 1 Australia Pty Ltd	Australia

Costa Del Sol Development Company N.V.	Aruba
Entity also does business under the names:
• Aruba Surf Club Development and Management Company

Costa Del Sol Financing Company VBA	Aruba

Fortyseven Park Street Limited	United Kingdom

Hat 64	Cayman Islands

Indah HK Holding Limited	Hong Kong

Maikhao Land Owning Limited	Thailand

Marriott Ownership Resorts (Bahamas) Limited	Bahamas

Marriott Ownership Resorts (St. Thomas), Inc.	Virgin Islands - US

Marriott Resorts Hospitality (Bahamas) Limited	Bahamas

Marriott Resorts Hospitality of Aruba N.V.	Aruba

Marriott Vacation Club International of Aruba N.V.	Aruba

Marriott Vacation Club International of Japan, Inc.	Japan

Marriott Vacation Club Timesharing GmbH	Austria

MGRC Management Limited	United Kingdom

MVCI AP Macau Marketing Pte, Limited	Macau

MVCI Asia Pacific (Hong Kong) Pte. Limited	Hong Kong

MVCI Asia Pacific Finance Pte. Limited	Hong Kong

MVCI Asia Pacific Pte. Ltd.	Singapore

MVCI Australia Pty Ltd.	Australia

MVCI Curacao N.V.	Curacao

MVCI Egypt B.V.	Netherlands

MVCI Europe Limited	United Kingdom

MVCI Finance C.V.	Aruba

MVCI France SAS	France

MVCI Holdings B.V.	Netherlands

MVCI Holidays France S.A.S.	France

Subsidiaries Organized Outside the United States	Jurisdiction of Organization

MVCI Holidays, S.L.	Spain

MVCI Ireland Limited	Ireland

MVCI Management, S.L.	Spain

MVCI Playa Andaluza Holidays, S.L.	Spain

MVCI Puerto Rico, Inc.	Puerto Rico
Entity also does business under the names:
• Marriott Vacation Club International

MVCI Services Designated Activity Company	Ireland

MVCI St. Kitts Company Limited	Saint Kitts & Nieves

MVCI (Thailand) Limited	Thailand

MVCI Travel Information Consultancy (Shanghai) Co. Ltd.	China

MVW International Holding Company S.à r.l.	Luxembourg

MVW International Switzerland Holding GmbH	Switzerland

Nusa Dua Gardens Hong Kong Holding Limited	Hong Kong

Promociones Marriott, S.A. de C.V.	Mexico

PT. Indonesia Bali Resort	Indonesia

PT. Indonesia MOC Services	Indonesia

PT. Nusa Dua Bali Resort	Indonesia

R.M. Mexicana S.A. de C.V.	Mexico

RC Abaco Holding Company Ltd.	Virgin Islands -BR

RC Management Company Bahamas Limited	Bahamas

RC St. Thomas, LLC	Virgin Islands - US

Serenity Gardens Hong Kong Holding Limited	Hong Kong

Teman HK Holding Limited	Hong Kong

The Abaco Club RC, Ltd.	Bahamas

The Ritz-Carlton Club, St. Thomas, Inc.	Virgin Islands - US

*	Marriott Vacations Worldwide Corporation owns less than 100%.